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                                                                   Exhibit 3.191

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                           LIVE OAK NURSING CENTER, LP

     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17-201, does hereby certify as follows:

     1. The name of the limited partnership is Live Oak Nursing Center, LP.

     2. The name and address, including street, number, city and county, of the registered agent and registered office of the limited partnership in the State of Delaware are:

                        National Registered Agents, Inc.
                       9 East Loockerman Street, Suite 1B
                       Dover, Kent County, Delaware 19901

     3. The name and mailing address of the general partner is:

                         Live Oak Nursing Center GP, LLC
                                  19365 FM 2252
                                     Suite 5
                            Garden Ridge, Texas 78266

     IN WITNESS WHEREOF, the undersigned, being the sole general partner of the limited partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 3rd day of July, 2003.

                                        Live Oak Nursing Center GP, LLC
                                        General Partner


                                        By: /s/ John Harrison
                                            ------------------------------------
                                            John Harrison
                                            Chief Financial Officer